Exhibit 99.2

Cubist Announces Submission of New Drug Application for

Investigational Antibiotic Ceftolozane/tazobactam

Lexington, Mass., April 21, 2014 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced that it has submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for approval of its investigational antibiotic ceftolozane/tazobactam for the treatment of Complicated Urinary Tract Infections (cUTI) and Complicated Intra-Abdominal Infections (cIAI).

Ceftolozane/tazobactam is an antibiotic candidate being developed to treat certain Gram-negative infections.  The NDA submission is based on positive data from pivotal Phase 3 clinical trials in complicated urinary tract infections (cUTI) and complicated intra-abdominal infections (cIAI), which met primary endpoints that were agreed upon with the FDA and European Medicines Agency (EMA).  Results of the secondary analyses were consistent with and supportive of the primary outcomes.

“Ceftolozane/tazobactam has been developed to target common and problematic Gram-negative pathogens resistant to current therapies and found in certain types of complicated infections,” said Steven Gilman, Ph.D., Executive Vice President of Research and Development and Chief Scientific Officer of Cubist Pharmaceuticals. “Our NDA submission for ceftolozane/tazobactam represents our focus at Cubist to fight global antimicrobial resistance, and offer potential novel treatment options to physicians for appropriate patients.”

In 2013, the FDA granted ceftolozane/tazobactam Fast Track status for its Qualified Infectious Disease Product (QIDP) indications of cUTI and cIAI, as well as Hospital-Acquired Bacterial Pneumonia (HABP)/Ventilator-Associated Bacterial Pneumonia (VABP). The QIDP designation for ceftolozane/tazobactam, enabled by the Generating Antibiotic Incentives Now (GAIN) Act, allows for certain incentives related to the development of new antibiotics, including eligibility for Fast Track status and Priority Review, and, if ceftolozane/tazobactam is ultimately approved by the FDA, a five year extension of Hatch-Waxman exclusivity.

Cubist expects to submit a Marketing Authorization Application (MAA) for ceftolozane/tazobactam to the EMA in the cUTI and cIAI indications during the second half of 2014.  Additionally, the Company is currently in the process of initiating investigational sites for a pivotal Phase 3 clinical trial of ceftolozane/tazobactam in HABP/ VABP.

About Ceftolozane/tazobactam

Ceftolozane/tazobactam, an antibiotic candidate being developed to treat certain Gram-negative infections, consists of ceftolozane, a novel cephalosporin that has demonstrated potent in vitro activity against Pseudomonas aeruginosa, with tazobactam, a well-established β-lactamase inhibitor.  The addition of tazobactam broadens coverage to include most Extended-spectrum β-lactamase (ESBL)-producing Escherichia coli (E. coli), Klebsiella pneumoniae, and other Enterobacteriaceae.  Ceftolozane/tazobactam is being developed for the potential treatment of Complicated Urinary Tract Infections (cUTI) and Complicated Intra-Abdominal Infections (cIAI). In pivotal Phase 3 clinical trials of ceftolozane/tazobactam in cUTI when studied against levofloxacin and of ceftolozane/tazobactam, in combination with metronidazole, in cIAI when studied against meropenen, ceftolozane/tazobactam met

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its primary endpoints of statistical non-inferiority. Ceftolozane/tazobactam is also being developed for the potential treatment of Hospital-Acquired Bacterial Pneumonia (HABP)/Ventilator-Associated Bacterial Pneumonia (VABP) at a dose of 3 g every 8 hours. Ceftolozane/tazobactam has been granted Fast Track status, pursuant to the GAIN Act, by the U.S. Food and Drug Administration (FDA) for its respective Qualified Infectious Disease Product (QIDP) indications. The QIDP designation for ceftolozane/tazobactam allows for certain incentives related to the development of new antibiotics, including eligibility for Fast Track status and Priority Review.

About Gram-negative Bacteria

There has been a worldwide increase in the number of infections caused by Gram-negative bacteria. Highly adaptive pathogens that can develop resistance through several mechanisms, resistant Gram-negative bacteria are a serious global public health concern. Collectively, Escherichia coli (E. coli), Klebsiella pneumoniae (K. pneumoniae) and Pseudomonas aeruginosa (P. aeruginosa) account for 27% of all pathogens and 70% of all Gram-negative pathogens causing healthcare-associated infections (HAIs).  Gram-negative bacteria are common causes of intra-abdominal infections (IAIs), urinary tract infections (UTIs), and nosocomial, or hospital-acquired, pneumonia, as well as bacteremia (bloodstream infections).  E. coli is the most common cause of UTIs, and cases of UTI caused by Extended-spectrum β-lactamase (ESBL)-producing E. coli and K. pneumoniae, as well as P. aeruginosa, including drug-resistant strains, are increasing.  ESBL-producing E. coli and K. pneumoniae are also frequently isolated in patients with complicated IAIs (cIAIs). Additionally, P. aeruginosa is the most common Gram-negative organism causing ventilator associated pneumonia and the second most common cause of catheter-associated UTIs. For more information reference a video on Gram-negative bacteria mechanisms of resistance.

About Cubist’s Commitment to Antibiotic R&D

Cubist has a growing commitment to global public health through its leadership in the R&D of antibiotics to treat serious and life-threatening infections caused by a broad range of increasingly resistant bacteria. The Company hopes to deliver at least four new antibiotics in support of the Infectious Diseases Society of America (IDSA) goal of 10 new antibiotics by 2020. Cubist expects to invest approximately $400M USD in 2014 on antibacterial R&D and approximately 75% of its employee base is focused on the research, development, commercialization and support of antibiotics.

About Cubist

Cubist Pharmaceuticals, Inc. is a global biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Massachusetts, with a central international office located in Zurich, Switzerland. Additional information can be found at Cubist’s web site at www.cubist.com.  Also, connect with Cubist on Twitter @cubistbiopharma and @cubistcareers, LinkedIn, or YouTube.

Forward Looking Statements

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: the therapeutic potential of ceftolozane/tazobactam; the anticipated favorable impact resulting from the FDA designating ceftolozane/tazobactam as a QIDP, including Fast Track status, Priority Review and if ceftolozane/tazobactam is ultimately approved by the FDA, a five year extension of Hatch-Waxman exclusivity; positive results from our Phase 3 clinical trials of ceftolozane/tazobactam; the expected timing of submitting an MAA for ceftolozane/tazobactam to the EMA and for beginning Phase 3 trials studying the use of ceftolozane/tazobactam in HABP/VABP; our aspirations to achieve a portion of the IDSA goal of 10 new antibiotics by 2020; and the level of our financial and personnel commitments towards antibiotic research, development and commercialization, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others: regulatory developments in the U.S. and Europe, including the risk that the FDA may not accept for filing, or approve on a timely basis or at all, our NDA for ceftolozane/tazobactam, may not agree with our interpretation of the results from the clinical studies of ceftolozane/tazobactam, or may require additional data, analysis, information or further studies that may not be clinically feasible or financially practicable; the review of our NDA may take longer than anticipated due to internal FDA constraints; any marketing approval for ceftolozane/tazobactam may impose significant limitations on its use and additional post-marketing requirements; our ability to obtain adequate pricing and reimbursement levels for ceftolozane/tazobactam; our ability to successfully commercialize ceftolozane/tazobactam, including as a result of regulatory authorities’ decisions regarding labeling and other matters, including adverse side effects, that could affect its availability or commercial potential; our ability to maintain and enforce intellectual property protection for ceftolozane/tazobactam; competitive risks from current and future therapeutic alternatives to ceftolozane/tazobactam; we may not be able to submit an MAA for ceftolozane/tazobactam on our anticipated timeline; additional clinical trials of ceftolozane/tazobactam, including in HABP/VABP, may not be successful or initiated or conducted in a timely manner; technical difficulties or excessive costs relating to the manufacture or supply of ceftolozane/tazobactam, including our ability to work with our third party contract manufacturers that manufacture and supply ceftolozane/tazobactam on our behalf; our ability to work with, and the performance of our third party contract research organizations that help us conduct our clinical trials; we may encounter other unanticipated or unexpected risks with respect to the development or manufacture of ceftolozane/tazobactam; our ability to achieve our strategic goals, including as a result of our ability to continue to grow revenues from the sale of CUBICIN® (daptomycin for injection), DIFICID® (fidaxomicin) and ENTEREG® (alvimopan), generic and other competition, manufacturing issues, our ability to successfully develop, gain marketing approval for and commercially launch our product candidates for their planned indications and on their expected timelines, and our ability to discover, in-license or acquire new products and product candidates and those additional factors discussed in our most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update or revise any of these statements.

Cubist Contacts:

INVESTORS:

Eileen C. McIntyre

Vice President, Investor Relations

(781) 860-8533

eileen.mcintyre@cubist.com

MEDIA:

Jennifer Baird

Director of Product Communications

(781) 860-1282

jennifer.baird@cubist.com